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                                                                    EXHIBIT 23.8



                      CONSENT OF PAINEWEBBER INCORPORATED
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                            [PAINEWEBBER LETTERHEAD]

                               Consent to Use of
                            Fairness Opinion in S-4
                             Registration Statement
                            -----------------------

     We hereby consent to the use of our opinion letter dated May 16, 1999 to the Board of Directors of Synetic, Inc. included as Appendix B to the Proxy Statement/Prospectus which forms a part of the Registration Statement on Form S-4 relating to the proposed merger of Marlin Merger Sub, Inc., a wholly owned subsidiary of Synetic, Inc., with and into Medical Manager Corporation and to the references to such opinion in such Proxy Statement/Prospectus under the caption "The Merger -- Opinion of PaineWebber Incorporated". In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations issued by the Securities and Exchange Commission thereunder.

                                   Very truly yours,

                                   PAINEWEBBER INCORPORATED



                                   By /s/ Declan P. Quirke
                                      -----------------------------
                                      Declan P. Quirke
                                      Managing Director

June 23, 1999
New York, New York